UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 1, 2006

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Post Road East, Suite 320, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2006, certain executive officers (the “Executives”) of Terex Corporation (“Terex” or the “Company”), including certain of its named executive officers (as defined in the regulations to the Securities and Exchange Act of 1934), were granted restricted stock awards.

Historically, the Company has generally granted equity awards to its executive officers that are time-based and vest 25% per year on each of the first four anniversaries of the date of grant. The current restricted stock grants for the Executives contain both time-based awards and performance-based awards.

Each time-based award will vest solely on the passage of time over a four year period, with 25% of the time-based award vesting on September 1 of each of 2007, 2008, 2009 and 2010, to the extent the Executive is still employed with Terex.

Each grant also includes a performance-based award. In order for the performance-based restricted stock award to be payable to the Executives, the Company must achieve a targeted percentage Return on Invested Capital (“ROIC”), as defined below, over five (5) consecutive calendar quarters ending December 31, 2007 (the “Target ROIC”). ROIC is defined as the Company’s Consolidated Income from operations divided by the average of its (i) Debt less Cash and cash equivalents plus (ii) Total stockholders’ equity. For this purpose, Debt is calculated using the Company’s balance sheet amounts for Notes payable and current portion of long-term debt plus Long-term debt, less current portion.

Each Executive will receive 100% of the performance-based award if Terex achieves the Target ROIC. For each 1% increase or decrease in attainment above or below the Target ROIC, the number of shares to be received by each Executive for the performance-based award will increase or decrease by 2.5%. For attainment at or above 120% of the Target ROIC, the number of shares distributed will be capped at 150% of the performance-based share award. If attainment is at 80% of the Target ROIC, the number of shares distributed will be 50% of the performance-based share award. For performance below 80% of the Target ROIC, the entire performance-based share award will be forfeited.

Assuming that the Executives are entitled to receive a distribution of shares under the performance-based share award, the distribution will be as follows: 25% in the first quarter of 2008, 25% on December 31, 2008, 25% on December 31, 2009 and 25% on December 31, 2010, to the extent the Executive is still employed with Terex.

The named executive officers of Terex, as set out in the Company’s Annual Report on Form 10-K for the period ended December 31, 2005, receiving restricted stock grants on November 1, 2006 were as follows:

Named Executive Officer	Time-Based Award	Performance-Based Award
Ronald M. DeFeo	29,299	107,871
Colin Robertson	10,654	13,075
Phillip C. Widman	15,981	19,613
Eric I Cohen	10,121	12,422

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2006

TEREX CORPORATION

By: /s/ Jonathan D. Carter
Jonathan D. Carter
Vice President, Controller
and Chief Accounting
Officer